Exhibit 4.3

Amended and Restated Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan

Article 1.          Establishment, Objectives and Duration.

1.1          Establishment.  Baker Hughes Incorporated, a Delaware corporation (the “Company”), previously established the Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan (this “Plan”), to reward certain corporate officers and key employees of the Company by enabling them to acquire shares of common stock of the Company and to receive other compensation based on common stock of the Company or certain performance measures.  This Plan permits the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Stock Awards and Cash-Based Awards (as this Plan defines each of those terms below).

This Plan became effective as of March 6, 2002 (the “Effective Date”) and shall remain in effect as provided in Section 1.3. This Plan is amended and restated effective as of the date on which the stockholders of the Company approve of this Amendment and Restatement of this Plan (the “Restatement Date”).  The adoption of this Amendment and Restatement of this Plan is contingent upon the approval by the Company’s stockholders of this Amendment and Restatement of this Plan.

1.2          Objectives.  This Plan is designed to attract and retain key employees of the Company and its Affiliates (defined below), to encourage the sense of proprietorship of those employees and to stimulate the active interest of these persons in the development and financial success of the Company and its Affiliates.  These objectives are to be accomplished by making Awards (defined below) under this Plan and thereby providing Participants (defined below) with a proprietary interest in the growth and performance of the Company and its Affiliates.

1.3          Duration.  This Plan commenced as of the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 13, until all Shares subject to it shall have been purchased or acquired according to this Plan’s provisions.  However, in no event may an Award be granted under this Plan on or after September 18, 2019.

Article 2.          Definitions and Construction.

2.1          Whenever used in this Plan, the following capitalized terms in this Section 2.1 shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

“Assets” means assets of any kind owned by Baker Hughes, including but not limited to securities of Baker Hughes’ direct and indirect subsidiaries and Affiliates.

“Award” means, individually or collectively, a grant under this Plan to a Participant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash Based Awards or Stock Awards.

“Award Agreement” means either (a) an agreement that the Company and a Participant enters into that sets forth the terms and provisions applicable to an Award granted under this Plan or (b) a statement that the Company issues to a Participant describing the terms and provisions of the Award.

“Award Limitations” has the meaning ascribed to that term in Section 4.1.

“Baker Hughes” means Baker Hughes Incorporated, a Delaware corporation, and any successor by merger or otherwise.

“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to the term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Cash-Based Award” means an Award granted to a Participant as described in Article 9.

“Cause” for termination by the Company of the Employee’s employment means (a) the willful and continued failure by the Employee to substantially perform the Employee’s duties with the Company (other than any such failure resulting from the Employee’s incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for Good Reason by the Employee) after a written demand for substantial performance is delivered to the Employee by the Committee, which demand specifically identifies the manner in which the Committee believes that the Employee has not substantially performed the Employee’s duties, or (b) the willful engaging by the Employee in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise.  For purposes of Sections (a) and (b) of this definition, (i) no act, or failure to act, on the Employee’s part shall be deemed “willful” unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee’s act, or failure to act, was in the best interest of the Company and (ii) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Committee by clear and convincing evidence that Cause exists.

A “Change in Control” of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(a)          Any Person is or becomes a Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by this Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes, as described in this Section (a), a Beneficial Owner in connection with a transaction described in Section (c)(i) of this definition below; or

(b)          The following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the Effective Date, constitute the Board of Directors of the Company and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of the Company) whose appointment or election by the Board of Directors of the Company or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least 2/3 of the Directors then still in office who either were Directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(c)          There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate, at least 55% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by this Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(d)          There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity surviving such merger or any parent thereof (or a majority plus one member where such board is comprised of an odd number of members); or

(e)          The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (i) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 55% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, or (ii) where the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of such entity or any parent thereof (or a majority plus one member where such board is comprised of an odd number of members).

Notwithstanding the foregoing, effective for Awards granted under this Plan on or after July 24, 2008, “Change in Control” means the occurrence of any of the following events:

(a)          the individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board;

(b)          the consummation of a Merger of Baker Hughes or an Affiliate with another Entity, unless the individuals and Entities who were the Beneficial Owners of the Voting Securities of Baker Hughes outstanding immediately prior to such Merger own, directly or indirectly, at least 50 percent of the combined voting power of the Voting Securities of any of Baker Hughes, the surviving Entity or the parent of the surviving Entity outstanding immediately after such Merger;

(c)          any Person, other than a Specified Owner, becomes a Beneficial Owner, directly or indirectly, of securities of Baker Hughes representing 30 percent or more of the combined voting power of Baker Hughes’ then outstanding Voting Securities;

(d)          a sale, transfer, lease or other disposition of all or substantially all of Baker Hughes’ Assets is consummated (an “Asset Sale”), unless:

(1)          the individuals and Entities who were the Beneficial Owners of the Voting Securities of Baker Hughes immediately prior to such Asset Sale own, directly or indirectly, 50 percent or more of the combined voting power of the Voting Securities of the Entity that acquires such Assets in such Asset Sale or its parent immediately after such Asset Sale in substantially the same proportions as their ownership of Baker Hughes’ Voting Securities immediately prior to such Asset Sale; or

(2)          the individuals who comprise the Board immediately prior to such Asset Sale constitute a majority of the board of directors or other governing body of either the Entity that acquired such Assets in such Asset Sale or its parent (or a majority plus one member where such board or other governing body is comprised of an odd number of directors); or

(e)          The stockholders of Baker Hughes approve a plan of complete liquidation or dissolution of Baker Hughes.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board or such other committee of the Board or the entire Board as the Board designates to administer Awards to Employees, as specified in Article 3.

“Company” shall have the meaning ascribed to that term in Section 1.1.

“Director” means any individual who is a member of the Board of Directors of the Company.

“Disability” shall mean (a) the inability of the Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) by reason of any medically determinable physical or mental impairment of the Grantee which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, the receipt by the Grantee of income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company or any Affiliate of the Company that is required to be treated as a single employer together with the Company under section 414 of the Code.

“Dividend Equivalent” means a payment equivalent in amount to dividends paid to the Company’s stockholders.

“Effective Date” shall have the meaning ascribed to that term in Section 1.1.

“Employee” means (i) any employee of the Company or any of its Affiliates or (ii) an individual who has agreed to become an Employee of the Company or any of its Affiliates and is expected to become an Employee within the following 6 months.

“Entity” means any corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or other business entity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act.

“Fair Market Value” means the value per Share as determined by the Committee, based on the composite transactions in Shares as reported by The Wall Street Journal, and shall be equal to the per share price of the last sale of Shares on the trading day prior to the date on which value is being determined.

“Fiscal Year” means the year commencing January 1 and ending December 31.

“Freestanding SAR” means an SAR that is granted independently of any Option, as described in Article 7.

“Good Reason” for termination by the Employee of the Employee’s employment means the occurrence (without the Employee’s express written consent) after any Change in Control, (or prior to a Change in Control if the circumstance or event which constitutes Good Reason occurs at the request or direction of the Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control, or is otherwise in connection with or in anticipation of a Change in Control) of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (a), (e), (f) or (g) below, such act or failure to act is corrected prior to the effective date of the Employee’s termination for Good Reason:

(a)          the assignment to the Employee of any duties inconsistent with the status of the Employee’s position with the Company or a substantial adverse alteration in the nature or status of the Employee’s responsibilities from those in effect immediately prior to the Change in Control;

(b)          a reduction by the Company in the Employee’s annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all individuals having a similar level of authority and responsibility with the Company and all individuals having a similar level of authority and responsibility with any Person in control of the Company;

(c)          the relocation of the Employee’s principal place of employment to a location more than 50 miles from the Employee’s principal place of employment immediately prior to the Change in Control or the Company’s requiring the Employee to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company’s business to an extent substantially consistent with the Employee’s present business travel obligations;

(d)          the failure by the Company to pay to the Employee any portion of the Employee’s current compensation except pursuant to an across-the-board compensation deferral similarly affecting all individuals having a similar level of authority and responsibility with the Company and all individuals having a similar level of authority and responsibility with any Person in control of the Company, or to pay to the Employee any portion of an installment of deferred compensation under any deferred compensation program of the Company, within 7 days of the date such compensation is due;

(e)          the failure by the Company to continue in effect any compensation plan in which the Employee participates immediately prior to the Change in Control which is material to the Employee’s total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Employee’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Employee’s participation relative to other participants, as existed immediately prior to the Change in Control;

(f)          the failure by the Company to continue to provide the Employee with benefits substantially similar to those enjoyed by the Employee under any of the Company’s pension, savings, life insurance, medical, health and accident, or disability plans in which the Employee was participating immediately prior to the Change in Control (except for across the board changes similarly affecting all individuals having a similar level of authority and responsibility with the Company and all individuals having a similar level of authority and responsibility with any Person in control of the Company), the taking of any other action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Employee of any material fringe benefit or perquisite enjoyed by the Employee at the time of the Change in Control, or the failure by the Company to provide the Employee with the number of paid vacation days to which the Employee is entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect at the time of the Change in Control; or

(g)          if the Employee is party to an individual employment, severance, or similar agreement with the Company, any purported termination of the Employee’s employment which is not effected pursuant to the notice of termination or other procedures specified therein satisfying the requirements thereof; for purposes of this Plan, no such purported termination shall be effective.

The Employee’s right to terminate the Employee’s employment for Good Reason shall not be affected by the Employee’s incapacity due to physical or mental illness.  The Employee’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

For purposes of any determination regarding the existence of Good Reason, any claim by the Employee that Good Reason exists shall be presumed to be correct unless the Company establishes to the Committee by clear and convincing evidence that Good Reason does not exist.

“Grantee” means the person to whom an Award is granted.

“Holder” means the holder of an Award.

“Immediate Family” means, with respect to a Participant, the Participant’s spouse, children or grandchildren (including adopted children, stepchildren and grandchildren).

“Incumbent Director” means –

(a)          a member of the Board on July 24, 2008 or

(b)          an individual-

(1)          who becomes a member of the Board after July 24, 2008;

(2)          whose appointment or election by the Board or  nomination for election by Baker Hughes’ stockholders is approved or recommended by a vote of at least two-thirds of the then serving Incumbent Directors (as defined herein); and

(3)          whose initial assumption of service on the Board is not in connection with an actual or threatened election contest.

“Mature Shares” means Shares that have been held by the Holder, and with respect to which any applicable forfeiture restrictions have lapsed, in each case, for at least six months.

“Merger” means a merger, consolidation or similar transaction.

“Minimum Statutory Tax Withholding Obligation” means, with respect to an Award, the amount the Company or an Affiliate is required to withhold for federal, state, local and foreign taxes based upon the applicable minimum statutory withholding rates required by the relevant tax authorities.

“Option” means a nonqualified stock option, as defined in Code Section 83 and the regulations promulgated under that Section, granted to a Participant, as described in Article 6.

“Option Price” means the price at which a Participant may purchase a Share pursuant to an Option.

“Participant” means an Employee who has been selected to receive an Award or who has an outstanding Award granted under this Plan.

“Performance-Based Award” means a Performance Share, a Performance Unit, a Cash-Based Award or a Stock Award granted to a Participant pursuant to Article 9, of which the fulfillment of performance goals determines the degree of payout or vesting.

“Performance Period” means the period of time during which the performance goals must be met to determine the degree of payout or vesting with respect to certain Performance-Based Awards.

“Performance Share” means an Award granted to a Participant, as described in Article 9.

“Performance Unit” means an Award granted to a Participant, as described in Article 9.

“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, at its discretion) and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8.

“Person” shall have the meaning ascribed to the term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof, except that the term shall not include (a) the Company or any of its Affiliates, (b) a trustee or other fiduciary holding Company securities under an employee benefit plan of the Company or any of its Affiliates, (c) an underwriter temporarily holding securities pursuant to an offering of those securities or (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

“Restatement Date” means the date on which the stockholders of the Company approve of this Amendment and Restatement of this Plan.

“Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

“Restricted Stock Unit” means an Award granted to a Participant, as described in Article 8.

“Section 409A” means section 409A of the Code and Department of Treasury rules and regulations issued thereunder.

“Shares” means the common stock of the Company, $1.00 par value per share.

“Specified Owner” means any of the following:

(a)          Baker Hughes;

(b)          an Affiliate of Baker Hughes;

(c)          an employee benefit plan (or related trust) sponsored or maintained by Baker Hughes or any Affiliate of Baker Hughes;

(d)          a Person that becomes a Beneficial Owner of Baker Hughes’ outstanding Voting Securities representing 30 percent or more of the combined voting power of Baker Hughes’ then outstanding Voting Securities as a result of the acquisition of securities directly from Baker Hughes and/or its Affiliates; or

(e)          a Person that becomes a Beneficial Owner of Baker Hughes’ outstanding Voting Securities representing 30 percent or more of the combined voting power of Baker Hughes’ then outstanding Voting Securities as a result of a Merger if the individuals and Entities who were the Beneficial Owners of the Voting Securities of Baker Hughes outstanding immediately prior to such Merger own, directly or indirectly, at least 50 percent of the combined voting power of the Voting Securities of any of Baker Hughes, the surviving Entity or the parent of the surviving Entity outstanding immediately after such Merger in substantially the same proportions as their ownership of the Voting Securities of Baker Hughes outstanding immediately prior to such Merger.

“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7.

“Stock Award” means an Award granted pursuant to the terms of Section 9.5.

“Substantial Risk of Forfeiture” shall have the meaning ascribed to that term in Section 409A.

“Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

2.2          As used in this Plan, unless the context otherwise expressly requires to the contrary, references to the singular include the plural, and vice versa; references to the masculine include the feminine and neuter; references to “including” mean “including (without limitation)”; and references to Sections and Articles mean the sections and articles of this Plan.

Article 3.          Administration.

3.1          General.  Subject to the terms and conditions of this Plan, the Committee shall administer this Plan or, in the absence of the Committee, the Board shall administer this Plan.  The Board shall appoint the members of the Committee, from time to time, who shall serve at the discretion of the Board.  The Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that this Plan specifically contemplates or are necessary or appropriate in connection with the administration of this Plan.

3.2          Authority of the Committee.  The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan.  The Committee shall have full power to select Employees who shall participate in this Plan, determine the sizes and types of Awards and determine the terms and conditions of Awards to Employees in a manner consistent with this Plan.  Subject to the provisions of Section 17.13, in its discretion, the Committee may provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award, or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom the Award was granted or (ii) to which the Participant consents.  The Committee may make an Award to an individual who it expects to become an Employee of the Company or any of its Affiliates within the next 6 months, with the Award being subject to the individual’s actually becoming an Employee within that time period and subject to other terms and conditions as the Committee may establish.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further this Plan’s objectives.  Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of this Plan.  As permitted by law and the terms of this Plan, the Committee may delegate its authority as identified in Section 3.3.

3.3          Delegation of Authority.  The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.  The Committee may engage or authorize the engagement of a third-party administrator to carry out administrative functions under this Plan.

3.4          Decisions Binding.  All determinations and decisions made by the Committee and the Board pursuant to the provisions of this Plan and all related orders and resolutions of the Committee and the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants and the estates and beneficiaries of Employees and Participants.

Under no circumstances shall the Company incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to this Plan or the Company’s role as Plan sponsor.

Article 4.          Shares Subject to Plan and Maximum Awards.

4.1          Number of Shares Available for Awards and Award Limitations.

(a)          Plan Share Limit.  Subject to adjustment as provided in Section 4.2, the aggregate number of Shares reserved for issuance to Participants under this Plan on and after the Restatement Date shall be 20,000,000 Shares, less (1) in the case of an Award  granted under this Plan after December 31, 2013, other than an Option or a SAR, 2.30 Shares for every one Share issued under the Award, and less (2) in the case of an Option or a SAR granted under this Plan after December 31, 2013 one Share for every one share issued under this Plan (collectively, the “Plan Share Limit”).  Any Shares that are subject to an Option or a SAR shall be counted against the Plan Share Limit as one Share for every one Share issued, and any Shares that are subject to an Award other than an Option or a SAR shall be counted against the Plan Share Limit as 2.30 Shares for every one Share issued pursuant to the Award.

(b)          No Liberal Share Counting for Cashless Exercises of Options and SARs and Tax Withholding for Options and SARs.  To the extent that after December 31, 2013, Shares subject to an Option or a SAR are used to pay (1)  the Option Price under the Option or the exercise price under the SAR under a net-settlement cashless exercise of all or a portion of the Option or the SAR, or (2) the tax withholding obligation arising with respect to the Option or the SAR, those Shares will be treated as having been issued under this Plan for purposes of the Plan Share Limit. To the extent that after December 31, 2013, Shares not subject to an Option or a SAR are tendered by the Holder to pay (1)  the Option Price under the Option or the exercise price under the SAR under a cashless exercise of all or a portion of the Option or the SAR, or (2) the tax withholding obligation arising with respect to the Option or the SAR, those Shares will not be added to, and will not otherwise increase, the Plan Share Limit.

(c)          Gross Amount of Shares Subject to SARs Settled in Shares Counted Against the Plan Share Limit. For the avoidance of doubt, the gross (rather than the net) number of Shares that are subject to SARs that are settled in Shares will be treated as issued under this Plan for purposes of the Plan Share Limit.

(d)          Share Repurchases by the Company on the Open Market Will Not Increase Plan Share Limit. For the avoidance of doubt, Shares that are repurchased by the Company on the open market will not be added to, and will not otherwise increase, the Plan Share Limit.

(e)          Source of Shares. The Shares described in this Section 4.1 may consist of authorized but unissued Shares or previously issued Shares reacquired by the Company.

(f)          Forfeitures, Expirations, Settlements in Cash and Exchanges for Awards That Do Not Involve Shares. To the extent that Shares that are the subject of Awards under this Plan are (1) forfeited or terminated,  (2) expire unexercised, (3) are settled in cash in lieu of Shares, or (4)  are exchanged for Awards that do not involve Shares, such Shares shall not be treated as having been issued under this Plan but rather shall again immediately become available to be issued pursuant to Awards granted under this Plan.

(g)          Shares Used to Satisfy Tax Withholding Obligations for Awards Other Than Options and SARs. To the extent that after December 31, 2013, Shares subject to an Award other than an Option or a SAR  are used to pay the tax withholding obligation arising with respect to the Award, those Shares will not be treated as having been issued under this Plan for purposes of the Plan Share Limit. To the extent that after December 31, 2013, Mature Shares are used by a Holder  (through attestation or otherwise) to pay the tax withholding obligation arising with respect to an Award other than an Option or a SAR, those tendered Mature Shares will be added to the Plan Share Limit.

(h)          Counting of Shares That Again Become Available for Issuance Under this Plan. Any Shares that become available for Awards under this Plan pursuant to the preceding paragraphs (f) and (g) shall be added as (i) one Share for every one Share subject to Options or SARs granted under this Plan and (ii) 2.30 Shares for every one Share subject to Awards other than Options or SARs granted under this Plan.

(i)          Award Limitations. The following rules (“Award Limitations”) shall apply to grants of Awards under this Plan and if an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable limitation in this Section:

(i)          Options.  The maximum aggregate number of Shares that may be subject to Options granted during any one Fiscal Year to any one Employee shall be 3,000,000.

(ii)          SARs.  The maximum aggregate number of Shares that may be subject to Stock Appreciation Rights granted during any one Fiscal Year to any one Employee shall be 3,000,000.

(iii)          Performance-Based Awards.  The maximum aggregate number of Shares subject to  Performance Share Awards granted during any one Fiscal Year to any one Employee, singly or in combination, shall be 1,000,000, determined as of the date of grant. The maximum aggregate cash value, determined as of the date of grant, of any Performance Unit Awards and Cash-Based Awards granted to any one Employee, singly or in combination, during any one Fiscal Year shall be $10,000,000.

(iv)          Adjustments to the Award Limitations. Each of the Award Limitations shall be subject to adjustment under Section 4.2.

4.2          Adjustments in Authorized Shares.  The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Shares) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

If there shall be any change in the Shares of the Company or the capitalization of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, the Board, in its sole discretion, to prevent dilution or enlargement of Participants’ rights under this Plan, shall adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under this Plan, the number and kind of Shares subject to outstanding Awards, the exercise price applicable to outstanding Awards, the Awards Limitations, the Fair Market Value of the Shares and other value determinations applicable to outstanding Awards.  In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment.  In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized (a) to assume under this Plan previously issued compensatory awards, or to substitute new Awards for previously issued compensatory awards, including Awards, as part of such adjustment or (b) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 30 days prior to such cancellation.

Appropriate adjustments may also be made by the Board in the terms of any Awards under this Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of Performance Periods.

In addition, other than with respect to Options, Stock Appreciation Rights and other Awards intended to constitute Performance-Based Awards, the Board is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations or accounting principles.  The determination of the Board as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Article 5.          Eligibility and Participation.

5.1          Eligibility.  Persons eligible to participate in this Plan include all Employees.

5.2          Actual Participation.  Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible Employees those to whom Awards shall be granted and shall determine the nature and amount of each Award, subject to the provisions of this Plan.

Article 6.          Options

6.1          Grant of Options.  Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, upon the terms and at any time, and from time to time, as the Committee shall determine.  An Option granted under this Plan on or after January 1, 2005 may not be granted with any Dividend Equivalents rights.

6.2          Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and other provisions as the Committee shall determine that are not inconsistent with the terms of this Plan.

6.3          Option Price.  The Committee shall determine the Option Price for each grant of an Option under this Plan.  The Option Price shall not be less than the Fair Market Value of the Shares on the date of grant.

6.4          Duration of Options.  Each Option granted to a Participant shall expire at the time the Committee shall determine at the time of grant; provided that no Option shall be exercisable later than the tenth anniversary date of its grant.

6.5          Exercise of Options.  Options granted under this Article 6 shall be exercisable at the times and be subject to the restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6          Payment.  Options granted under this Article 6 shall be exercised in the form and manner as the Committee shall determine from time to time.

The Option Price upon exercise of any Option shall be payable to the Company in full either (a) in cash or its equivalent; (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares that are tendered must have been held by the Participant for at least 6 months prior to their tender to satisfy the Option Price); (c) by a combination of (a) and (b); or (d) any other method approved by the Committee in its sole discretion at the time of grant and as set forth in the Award Agreement.  An Award Agreement evidencing an Option may, in the discretion of the Committee, provide for a “cashless exercise” of an Option by establishing procedures whereby the Participant, by a properly executed written notice, directs (1) an immediate sale or margin loan respecting all or a part of the Shares to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Participant of the Option Price, (2) the delivery of the Shares from the Company directly to a brokerage firm and (3) the delivery of the Option Price from sale or margin loan proceeds from the brokerage firm directly to the Company.

Subject to any governing rules or regulations and Section 17.10, after the exercise of the Option and full payment of the Option Price in the form and manner as the Committee shall determine, the Participant may pay the required fee and request a Share certificate based upon the number of Shares purchased under the Option through the third-party administrator designated by the Committee to have this administrative duty. In addition, the Company may, at its option, issue or cause to be issued Share certificates.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7          Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded and under any blue sky or state securities laws applicable to such Shares.

6.8          Termination of Employment.  Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with the Company or its Affiliates.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6 and may reflect distinctions based on the reasons for termination.

6.9          Automatic Exercise of Certain Expiring Options.  Notwithstanding any other provision of this Plan or an Award Agreement (other than this Section 6.9), on the last trading day on which all or a portion of an Option may be exercised, if the then Fair Market Value of a Share exceeds the per Share Option Price of the Option by at least $.01 (such expiring portion of an Option that is so in-the-money, an “Auto-Exercise Eligible Option”), the Holder shall be deemed to have automatically exercised such Auto-Exercise Eligible Option (to the extent it has not previously  been exercised or forfeited) in accordance with the provisions of this Section 6.9. In the event of an automatic exercise pursuant to this Section 6.9, the Company shall  reduce the number of Shares issued to the Holder upon such Holder’s automatic exercise of the Auto-Exercise Eligible Option to satisfy the Holder’s Option Price  obligation for the Auto-Exercise Eligible Option.  Further, the Company shall reduce the number of Shares issued to the Holder to satisfy the Minimum Statutory Withholding Obligation arising upon the automatic exercise in accordance with the procedures of Article 15 unless the Committee deems that a different method of satisfying the tax withholding obligations is practicable and advisable. In accordance with procedures established by the Committee, a Holder may notify the Company in advance that he or she does not wish for the Auto-Exercise Eligible Option to be exercised. This Section 6.9 shall not apply to any Option to the extent that this Section 6.9 may cause the Option to fail to qualify for favorable tax treatment under applicable law. In its discretion, the Company may determine to cease automatically exercising Options at any time.

6.10          Prohibition Against Direct and Indirect Repricing of Options. Other than pursuant to Section 4.2, without the prior approval of the Company’s stockholders, Options granted under this Plan will not be directly or indirectly repriced (1) through cancellation of an Option followed by the grant of a new Option or any other Award or cash, (2) by directly lowering the Option Price of a previously granted Option, or (3) by taking any other action that would be treated as a repricing of an Option under the then in effect rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

Article 7.          Stock Appreciation Rights.

7.1          Grant of SARs.  Subject to the terms and conditions of this Plan, SARs may be granted to an Employee at any time, and from time to time, as the Committee shall determine.  The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SAR.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Employee and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

The grant price of a Freestanding SAR shall not be less than the Fair Market Value of a Share on the date of grant of the SAR.  The grant price of Tandem SARs shall equal the Option Price of the related Option.  Effective for SARs granted under this Plan on or after January 1, 2005, a SAR granted under this Plan may not be granted with any Dividend Equivalents rights.

7.2          SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR and such other provisions as the Committee shall determine.

7.3          Term of SARs.  The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion; provided that no SAR shall be exercisable later than the tenth anniversary date of its grant.

7.4          Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.5          Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option.  A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

7.6          Payment of SAR Amount.  Upon the exercise of an SAR, an Employee shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)          The difference between the Fair Market Value of a Share on the date of exercise over the grant price by

(b)          The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion.  The Committee’s determination regarding the form of SAR payout may be set forth in the Award Agreement pertaining to the grant of the SAR.

7.7          Termination of Employment.  Each Award Agreement shall set forth the extent to which the Employee shall have the right to exercise the SAR following termination of the Employee’s employment with the Company or its Affiliates.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Employees, need not be uniform among all SARs issued pursuant to this Plan and may reflect distinctions based on the reasons for termination.

7.8          Prohibition Against Direct and Indirect Repricing of SARs.  Other than pursuant to Section 4.2, without the prior approval of the Company’s stockholders, SARs granted under this Plan will not be directly or indirectly repriced (1) through cancellation of a SAR followed by the grant of a new SAR or any other Award or cash, (2) by directly lowering the grant price of a previously granted SAR, or (3) by taking any other action that would be treated as a repricing of a SAR under the then in effect rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

Article 8.          Restricted Stock and Restricted Stock Units.

8.1          Grant of Restricted Stock/Units.  Subject to the terms and provisions of this Plan, the Committee, at any time, and from time to time, may grant Shares of Restricted Stock and Restricted Stock Units to Participants in such amounts as the Committee shall determine.  Restricted Stock Units shall be similar to Restricted Stock, except that no Shares are actually awarded to the Participant until a later date, unless the payout is otherwise made in cash.

8.2          Restricted Stock Agreement.  Each Restricted Stock or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock (or the number of Restricted Stock Units granted) and such other provisions as the Committee shall determine.

8.3          Transferability.  Except as provided in this Article 8, the Shares of Restricted Stock or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement.  All rights with respect to the Restricted Stock or Restricted Stock Units granted to a Participant under this Plan shall be available during his or her lifetime only to the Participant, and after that time, to the Participant’s heirs or estate.  Any attempted assignment of Restricted Stock or Restricted Stock Units in violation of this Section 8.3 shall be null and void.

8.4          Other Restrictions.  The Committee shall impose other conditions or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable, including a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions or restrictions under applicable federal or state securities laws.

To the extent deemed appropriate by the Committee, the designated third-party administrator may retain the certificates representing Shares of Restricted Stock in its possession until such time as all conditions and restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse.

8.5          Voting Rights.  To the extent permitted by the Committee or required by law, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.  A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6          Dividends and Other Distributions.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares while they are so held in a manner determined by the Committee in its sole discretion.  The Committee may apply any restrictions to the dividends that it deems appropriate.  An Award Agreement for a Restricted Stock Unit Award may specify that the holder of the Award shall be entitled to the payment of Dividend Equivalents under the Award in a manner determined by the Committee in its sole discretion. An Award Agreement for a Restricted Stock Unit Award shall not specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award, unless the payment of any such Dividend Equivalents will be subject to the satisfaction of the same performance conditions, if any, as apply to the Restricted Stock Unit Award. In the case of a Restricted Stock Award, if the Holder shall be become entitled to the payment of dividends paid in Shares with respect to the Restricted Stock Award, such dividends shall be added to and become a part of the Restricted Stock Award. Accordingly, such dividends will be subject to the satisfaction of the same performance conditions, if any, as apply to the Restricted Stock  Award.

8.7          Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with the Company or its Affiliates.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan and may reflect distinctions based on the reasons for termination.

8.8          Time of Payment Under Restricted Stock Unit Award.  A payment under a Restricted Stock Unit Award shall be made at such time as is specified in the applicable Award Agreement.  The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the Fiscal Year in which the Restricted Stock Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is permissible under Section 409A.

Article 9.          Performance Units, Performance Shares and Cash-Based Awards; Stock Awards.

9.1          Grant of Performance Units/Shares and Cash-Based Awards.  Subject to the terms of this Plan, Performance Units, Performance Shares and/or Cash-Based Awards may be granted to Employees in such amounts and upon such terms, and at any time and from time to time, as the Committee shall determine.

9.2          Value of Performance Units/Shares and Cash-Based Awards.  Each Performance Unit shall have an initial value that the Committee shall establish at the time of grant.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.  Each Cash-Based Award shall have a value as the Committee may determine.  The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, shall determine the number and value of Performance Units/Shares and Cash-Based Awards which shall be paid out to the Employee.

9.3          Earning of Performance Units/Shares and Cash-Based Awards.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares and Cash-Based Awards shall be entitled to receive payout on the number and value of Performance Units/Shares and Cash-Based Awards the Employee earned over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4          Form and Timing of Payment of Performance Units/Shares and Cash Based Awards.  Payment of earned Performance Shares and Cash-Based Awards shall be as the Committee determines and as set forth in the Award Agreement.  Payment under a Performance Unit Award or a Cash-Based Award shall be made at such time as is specified in the applicable Award Agreement.  The Award Agreement for the Award shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is permissible under Section 409A.

Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares and Cash-Based Awards at the close of the applicable Performance Period.  Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

An Award Agreement for a Performance Unit Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.

9.5          Stock Awards.  The Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine.  Such Awards may entail the transfer of actual Shares to Participants or payment in cash or otherwise of amounts based on the value of Shares and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States

9.6          Performance Measures for Performance-Based Awards.  Performance goals the attainment of which may determine the degree of payout or vesting with respect to  Performance-Based Awards will be based on one or more of the following business criteria:  net earnings; earnings per share; net income (before or after taxes); stock price (including growth measures and total shareholder return); return measures (including return on net capital employed, return on assets, return on equity, or sales return); earnings before or after interest, taxes, depreciation and/or amortization; dividend payments to the Company; gross revenues; gross margins; expense targets; cash flow return on investments, which equals net cash flows divided by owner’s equity; internal rate of return or increase in net present value; working capital targets relating to inventory or accounts receivable; planning accuracy (as measured by comparing planned results to actual results); net sales growth; net operating profit; cash flow (including operating cash flow and free cash flow); operating margin; or such other business criteria as is selected by the Committee. The Committee may, in its sole discretion, adopt other performance measures, including any combination of the foregoing.

9.7          Performance Measures.

Achievement of the performance goals may be measured:

(a)          individually, alternatively, or in any combination;

(b)          with respect to the Company, one or more business units, or any combination of the foregoing;

(c)          on an absolute basis, or relative to a target, to a designated comparison group, to results in other periods,  or to other external measures; and

(d)          including or excluding items determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the acquisition or disposal of a business, or related to a change in accounting principle, in each case based on Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 225-20, Income Statement, Extraordinary and Unusual Items, and FASB ASC 830-10, Foreign Currency Matters, Overall Opinion No. 30, or other applicable accounting rules, or consistent with the Company’s policies and practices for measuring the achievement of performance goals on the date the Committee establishes the goals.

9.8          Dividends and Dividend Equivalents.

An Award Agreement for a Performance-Based Award shall not specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award, unless the payment of any such Dividend Equivalents will be subject to the satisfaction of the same performance conditions as apply to the Performance-Based Award. In the case of a Performance-Based Award that is payable in Shares, if the Holder shall be become entitled to the payment of dividends paid in Shares with respect to the Performance-Based Award, such dividends shall be added to and become a part of the Performance-Based Award. Accordingly, such dividends will be subject to the satisfaction of the same performance conditions as apply to the Performance-Based Award.

Article 10.          Beneficiary Designation.

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his or her death before he or she receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 11.          Deferrals.

Subject to Section 17.13, the Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to Restricted Stock/Units or the satisfaction of any requirements or goals with respect to Performance Units/Shares, Cash-Based Awards and Stock Awards.  If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 12.          Rights of Employees.

12.1          Employment.  Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

Except as specifically provided otherwise in a written agreement with the Company, neither the Award nor any benefits arising under this Plan shall constitute part of a Participant’s employment contract with the Company or any Affiliate.  Any termination of this Plan pursuant to Section 13.1 shall not give rise to liability on the part of the Company or any Affiliate for severance payments.

12.2          Participation.  No Employee shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

12.3          Rights as a Stockholder.  A Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such shares.

Article 13.          Amendment, Modification, Suspension and Termination.

13.1          Amendment, Modification, Suspension and Termination.  Subject to the terms of this Plan, the Board may at any time and from time to time alter, amend, modify, suspend or terminate this Plan in whole or in part, except that no amendment, modification, suspension or termination that would adversely affect in any material way the rights of any Participant under any Award previously granted to such Participant under this Plan shall be made without the written consent of such Participant or to the extent stockholder approval is otherwise required by applicable legal requirements.

13.2          Prohibitions on Repricing of Options or SARs.  This Plan may not be modified in any manner that would result in a violation of any of the repricing restrictions set forth in Sections 6.10 or 7.8.

13.3          Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  Subject to and without limiting the application of Article 14, the Board may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Board determines that such adjustments are appropriate to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.

Article 14.          Acceleration in Connection With Change in Control.

The effect, if any, of a Change in Control (including a termination of employment in connection with a Change in Control) upon any Award granted under this Plan after January 23, 2014 shall be determined in accordance with the terms of the applicable Award Agreement and any related Terms and Conditions issued by the Committee that are applicable to the Award. In the case of Awards granted under this Plan on or prior to January 22, 2014, the terms of Article 14 of this Plan in effect prior to the Restatement Date will apply to such Awards.

Article 15.          Withholding.

The Company or any Affiliate shall be entitled to satisfy its withholding obligation under federal, state or local tax law, domestic or foreign, to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award by utilizing any method determined by the Committee or its delegate in its sole discretion, including any of the following methods:

(a)          The Company or any Affiliate shall be entitled to deduct from  other compensation payable to each Holder any sums required by federal, state,  local or foreign tax law to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award to the extent that doing so will not cause the Holder to incur additional taxes under Section 409A.

(b)          The Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within one day after the date of vesting, exercise or lapse of restrictions.

(c)          The Company may reduce the number of Shares issued to the Holder upon such Holder’s exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the Shares held back shall not exceed the Company’s or the Affiliate’s Minimum Statutory Tax Withholding Obligation.

(d)          The Company or its Affiliate may satisfy the Minimum Statutory Tax Withholding Obligation arising upon the vesting of an Award by delivering to the Holder a reduced number of Shares in the manner specified herein.  In the discretion of the Committee, at the time of vesting of Shares under the Award, the Company may (a) calculate the amount of the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation on the assumption that all such Shares vested under the Award are made available for delivery, (b) reduce the number of such Shares made available for delivery so that the Fair Market Value of the Shares withheld on the vesting date approximates the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation and (c) in lieu of the withheld Shares, remit cash to the United States Treasury and/or other applicable governmental authorities, on behalf of the Holder, in the amount of the Minimum Statutory Tax Withholding Obligation.  The Company shall withhold only whole Shares to satisfy its Minimum Statutory Tax Withholding Obligation.  Where the Fair Market Value of the withheld Shares does not equal the amount of the Minimum Statutory Tax Withholding Obligation, the Company shall withhold Shares with a Fair Market Value slightly less than the amount of the Minimum Statutory Tax Withholding Obligation and the Holder must satisfy the remaining minimum withholding obligation in some other manner permitted under this Article 15.  The withheld Shares not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and the Holder’s right, title and interest in such Shares shall terminate.

(e)          A Holder may be allowed to use Mature Shares to satisfy the Company’s or Affiliate’s tax withholding obligations with respect to an Award.

The Company shall have no obligation upon vesting or exercise of any Award or lapse of restrictions on an Award until the Company or an Affiliate has received payment sufficient to cover the Minimum Statutory Tax Withholding Obligation with respect to that vesting, exercise or lapse of restrictions.

Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

Article 16.          Successors.

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 17.          General Provisions.

17.1          Restrictions and Legend.  No Shares or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws.  Certificates evidencing Shares delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Shares are then listed or to which they are admitted for quotation and any applicable federal or state securities law.  The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

The Committee may require each person receiving Shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares without a view to distribution thereof.  In addition to any other legend required by this Plan, the certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

17.2          Severability.  If any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.3          Requirements of Law.  The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.  The Company shall receive the consideration required by law for the issuance of Awards under this Plan.

17.4          Securities Law Compliance.  All transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act, unless determined otherwise by the Board.  To the extent any provision of this Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

17.5          Listing.  The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Award with the Securities and Exchange Commission or to effect compliance with the registration, qualification and listing requirements of any national securities laws, stock exchange or automated quotation system.

17.6          Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares under this Plan prior to:

(a)          Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)          Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

17.7          Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17.8          Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17.9          Employees Based Outside of the United States.  Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Employees, the Committee, in its sole discretion, shall have the power and authority to:

(a)          Determine which Affiliates shall be covered by this Plan;

(b)          Determine which Employees employed outside the United States are eligible to participate in this Plan;

(c)          Modify the terms and conditions of any Award granted to Employees who are employed outside the United States to comply with applicable foreign laws;

(d)          Establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable.  Any subplans and modifications to Plan terms and procedures established under this Section 17.9 by the Committee shall be attached to this Plan document as Appendices; and

(e)          Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

17.10          Uncertificated Shares.  To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

17.11          Unfunded Plan.  Participants shall have no right, title or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under this Plan.  Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person.  To the extent that any Person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.  All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in this Plan.  This Plan is not intended to be subject to ERISA.

17.12          Governing Law.  This Plan and each Award Agreement shall be governed by the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.  Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Harris County, Texas to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

17.13          Compliance With Section 409A.  Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A.  If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of this Plan would, if undertaken or implemented, cause a Holder to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of this Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Holder.  The exercisability of an Option shall not be extended to the extent that such extension would subject the Holder to additional taxes under Section 409A.  This Section 17.13 is effective for Awards granted under this Plan that are earned and vested on or after January 1, 2005.

17.14          Recoupment in Certain Situations.  Effective for Awards granted on or after January 22, 2014, without limiting the applicability of any additional provisions set forth in Award Agreements,  if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, the Holder who is then or was a current or former executive officer of the Company shall forfeit and must repay to the Company any compensation awarded under this Plan to the extent specified in any of the Company’s compensation recoupment policies established or amended (now or in the future) in compliance with the rules and standards of the Securities and Exchange Commission Committee under or in connection with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Further, effective for Awards granted on or after January 22, 2014, without limiting the applicability of any additional provisions set forth in Award Agreements, if the Company is required to prepare an accounting restatement due in whole or in part to the current or former Holder’s misconduct, the current or former Holder shall forfeit and must repay to the Company any compensation awarded under this Plan to the extent required by the Board in accordance with the terms of the Company’s compensation recoupment policy as in effect on January 23, 2014.

17.15          No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to this Plan or any Award.  The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

17.16          Restrictions on Transferability. Except as provided below, an Award and Shares that have not been issued under this Plan or as to which any applicable restriction, performance or deferral period has not lapsed,  shall not be transferred, sold, pledged, assigned or otherwise alienated or hypothecated, other than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined in section 414(d) of the Code, (iii) with respect to Awards of Options which do not constitute Incentive Stock Options, if such transfer is permitted in the sole discretion of the Committee, by transfer by a Participant to a member of the Participant’s Immediate Family, to a trust solely for the benefit of the Participant and the Participant’s Immediate Family, or to a partnership or limited liability company whose only partners or shareholders are the Participant and members of the Participant’s Immediately Family. Any attempted transfer, sale, pledge, assignment, alienation or hypothecation in violation of this Section 17.16 shall be null and void.